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                              POWER OF ATTORNEY

        The undersigned Trustees of The Target Portfolio Trust hereby constitute, appoint and authorize George P. Attisano as true and lawful agent and attorney-in-fact, to sign on his behalf in the capacities indicated, any Registration Statement or amendment thereto (including post-effective amendments), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission. The undersigned do hereby give to said agent and attorney-in-fact full power and authority to act in these premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agent and attorney-in-fact would have if personally acting. The undersigned do hereby approve, ratify and confirm all that said agent and attorney-in-fact, or any substitute or substitutes, may do by virtue hereof.

/s/ Eugene C. Dorsey                         /s/ Joseph Weber
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Eugene C. Dorsey, Trustee                    Joseph Weber, Trustee

/s/ Saul K. Fenster                          /s/ Clay T. Whitehead
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Saul K. Fenster, Trustee                     Clay T. Whitehead, Trustee

/s/ Maurice F. Holmes                        /s/ Stephen Stoneburn
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Maurice F. Holmes, Trustee                   Stephen Stoneburn, Trustee

/s/ Robert E. Lablanc                        /s/ Douglas H. McCorkindale
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Robert E. Lablanc, Trustee                   Douglas H. McCorkindale, Trustee

/s/ Thomas T. Mooney                         /s/ W. Scott McDonald, Jr.
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Thomas T. Mooney, Trustee                    W. Scott McDonald, Jr., Trustee